FIRST AMENDMENT TO THE
ALLIED HOLDINGS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

      WHEREAS, Allied Holdings, Inc. (the “Company”) sponsors the Allied Holdings, Inc. 1999 Stock Purchase Plan (the “Plan”), for the exclusive benefit of eligible employees;

      WHEREAS, pursuant to Plan Section 7.9, the Compensation Committee of the Board of Directors (the “Committee”) has been granted the power to amend the Plan;

      WHEREAS, pursuant to Plan Section 7.10, the Committee has been granted the power to suspend the Plan; and

      WHEREAS, the Committee deems it to be in the best interest of Plan participants to suspend the Plan effective as of June 21, 2005, such that no new options shall be granted under the Plan and no outstanding options shall be exercised under the Plan on or after such date.

      NOW, THEREFORE, the Plan is amended as follows:

1.

      A new Section 4.3 shall be added to the end of Article IV of the Plan, to read as follows.

      4.3 Suspension of Plan

      Notwithstanding anything in this Plan to the contrary, no Options to purchase Shares shall be granted under the Plan, and no outstanding Options shall be exercised under the Plan, during the period beginning on April 1, 2005 (the “Suspension Date”) and ending as of the effective date of an amendment to the Plan to remove this Section 4.3. As soon as practicable following the Suspension Date, all payroll deductions made pursuant to Section 3.3(A) shall discontinue, and the entire amount of each Participant’s Account under Section 3.3(D) shall be returned to the Participant and shall not be used to purchase Shares under the Plan. In addition, any Holding Period or other restriction imposed under Section 4.2(B)(iv), which is in effect as of June 21, 2005, with respect to any Shares purchased pursuant to the Plan, shall expire or lapse, as the case may be, effective as of such date.

2.

      All parts of the Plan not inconsistent herewith are hereby ratified and affirmed.

[Signatures begin on following page.]

      IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the ___ day of ___, 2005.

COMPANY: ALLIED HOLDINGS, INC.
By:

Title:

ATTEST:
By:

Title: